UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

American Learning Corporation

(Exact name of registrant as specified in its charter)

New York	0-14807	11-2601199
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Jericho Plaza, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 938-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 10, 2012, American Learning Corporation (the “Company”) issued a press release announcing its financial results for the three and nine months ended December 31, 2011. The press release is attached hereto as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 8.01	Other Events.

On April 6, 2011, the Company announced that it had signed a non-binding letter of intent to acquire an 80% interest in an east coast company which provides educational and behavioral health professionals. The proposed acquisition was subject to due diligence and consummation of a legally binding agreement.

Ultimately, the Company was not able to reach mutually agreeable terms with the seller to complete this transaction and negotiations have ceased.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.24	Preschool services contract between Interactive Therapy Group Consultants, Inc. and the New York City Department of Education dated July 1, 2007.

Exhibit 10.25	Requirements Agreement between Signature Learning Resources, Inc. and the New York City Department of Education dated September 1, 2010.

Exhibit 99.1	Press Release of American Learning Corporation, dated February 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEARNING CORPORATION

Date: February 10, 2012	By:	/s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.24	Preschool services contract between Interactive Therapy Group Consultants, Inc. and the New York City Department of Education dated July 1, 2007.

10.25	Requirements Agreement between Interactive Therapy Group Consultants, Inc. and the New York City Department of Education dated September 1, 2010.

99.1	Press Release of American Learning Corporation, dated February 10, 2012.